Exhibit (23)

      CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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     We hereby  consent to the  incorporation  by reference in the  Registration
Statements on Form S-8 (File Nos. 33-20054, 33-23380 and 333-22205) of Dixon Ticonderoga Company of our report dated December 16, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Orlando, Florida
December 22, 2004